EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of River Valley Bancorp on Form S-8, File Nos. 333-58190 and 333-39053, of our report dated March 16, 2012, on our audits of the consolidated financial statements of River Valley Bancorp as of December 31, 2011 and 2010 and for each of the years then ended, which report is included in River Valley Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

BKD, LLP

Indianapolis, Indiana
March 16, 2012